UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 3, 2006
PETROHAWK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25717 (Commission File Number)	86-0876964 (I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 204-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
     On February 3, 2006, Petrohawk Energy Corporation and its wholly owned subsidiary Petrohawk Properties, LP (collectively “Petrohawk”) entered into a Purchase and Sale Agreement with Northstar GOM, LLC (“Buyer”) pursuant to which Petrohawk agreed to sell certain interests in oil and gas properties and related assets located in the Gulf of Mexico federal waters to Buyer. Total consideration for transaction will be in the form of cash and in the amount of Fifty Two Million Five Hundred Thousand and 00/100 Dollars ($52,500,000), subject to certain adjustments set forth more fully in the agreement, and has an effective date of January 1, 2006. The purchase and sale agreement contains customary representations and warranties and covenants for a transaction of this type and is attached to this Form 8-K as Exhibit 2.1.
     The transactions contemplated by the agreement are expected to close in March, 2006. The foregoing descriptions of the purchase and sale agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 2.1 attached to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Purchase and Sale Agreement dated February 3, 2006 between Petrohawk Energy Corporation, Petrohawk Properties, LP, together as seller, and Northstar GOM, LLC, as buyer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

	By	/s/ Shane M. Bayless

Executive Vice President- Chief
Financial Officer and Treasurer

Date: February 9, 2006

EXHIBIT INDEX
2.1	Purchase and Sale Agreement dated February 3, 2006 between Petrohawk Energy Corporation, Petrohawk Properties, LP, together as seller, and Northstar GOM, LLC, as buyer.